EXHIBIT 2.5

AMENDED AND RESTATED

BYLAWS

OF

PROFESSIONALS DIRECT, INC.

ARTICLE 1

Offices

          1.1          Registered Office. The registered office of the corporation shall be as designated in the articles of incorporation.

          1.2          Other Offices. The corporation may also have offices at such other places both in and outside the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

Shareholders

          2.1          Place of Meeting. All meetings of the shareholders of the corporation shall be held at the registered office or such other place, either within or without the State of Michigan, as may be determined from time to time by the board of directors.

          2.2          Annual Meeting of Shareholders. The annual meeting of shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time as shall be determined from time to time by the board of directors.

          2.3          Special Meeting of Shareholders. A special meeting of the shareholders may be called at any time by the chief executive officer of the corporation or by a majority of the members of the board of directors then in office.

          2.4          Notice of Meeting of Shareholders. Except as otherwise provided in the Michigan Business Corporation Act (the "Act"), written notice of the time, place and purpose of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, personally, by mail, or by a form of electronic transmission to which the shareholder has consented, to each shareholder of record entitled to vote at the meeting.

          If authorized by the board of directors, a shareholder or proxy holder may be present and vote at the meeting by remote communication. The means of remote communication allowed shall be specified in the notice of the meeting. For the purposes of these Articles of Incorporation, "electronic transmission" means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process.

          If a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If, after the adjournment, the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting. A shareholder or proxy holder may be present and vote at the adjourned meeting by a means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

          2.5          List of Shareholders Entitled to Vote. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

                    (a)          Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder;

                    (b)          Be available at the time and place of the meeting;

                    (c)          Be subject to inspection by any shareholder during the whole time of the meeting; and

                    (d)          Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

          2.6          Quorum of Shareholders. Unless a greater or lesser quorum is provided in the corporation's articles of incorporation in a bylaw adopted by the shareholders, or in the Act, shares entitled to cast forty percent of the votes at a meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

          2.7          Vote of Shareholders. Except as otherwise provided in the Act, the articles of incorporation or these bylaws, each outstanding share is entitled to one vote on each matter submitted to a vote. Voting rights pertaining to the shares of the corporation shall not be affected by the provisions of the Michigan Business Corporation Act, MCL 450.1790 et. seq. regarding

"Control Share Acquisitions" and the voting rights of all shares of the same class shall be identical, irrespective of the method by which the shares are acquired. A vote may be cast either orally or in writing. Any action to be taken by vote of the shareholders shall be authorized by the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the action at a meeting at which a quorum is present, unless a greater vote is required by the articles of incorporation, these bylaws or the Act.

          2.8          Record Date for Determination of Shareholders. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board of directors. The date shall not be more than 60 nor less than 10 days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the board of directors fixes a new record date under this section for the adjourned meeting. For the purpose of determining shareholders entitled to receive payment of a dividend, distribution or allotment of a right, or for the purpose of any other action, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board. The date shall not be more than 60 days before the payment of the dividend, distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the board of directors relating to the corporate action is adopted.

          2.9          Proxies. A shareholder entitled to vote at a meeting of shareholders may authorize one or more other persons to act for him or her by proxy. A proxy shall be signed by the shareholder or his or her authorized agent or representative. A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy.

          2.10          Inspectors of Election. The board of directors, in advance of a shareholders' meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

          2.11          No Action by Written Consent. No shareholder action required or permitted by the Act, the articles of incorporation or these bylaws may be taken without a meeting.

          2.12          Participation in Meeting by Remote Communication. A shareholder may participate in a shareholder meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if (a) the board of directors authorizes such participation; (b) all participants are advised of the means of remote communication; (c) the corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (d) the corporation implements reasonable measures to provide each shareholder and proxy holder with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (e) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation. Such participation in a meeting constitutes presence in person at the meeting.

          2.13          Electronic Meeting. Unless otherwise restricted by the articles of incorporation or bylaws, the board of directors may hold a meeting of shareholders conducted solely by means of remote communication as long as the requirements set forth in section 2.13 are met.

          2.14          Conduct of Meetings. Shareholder meetings shall be conducted as follows:

                    (a)          The chairperson of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for the meeting and the conduct of the meeting shall be fair to shareholders.

                    (b)          The chairperson of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairperson.

                    (c)          The chairperson of the meeting may introduce nominations, resolutions or motions submitted by the board of directors for consideration by the shareholders without a motion or second. Except as the chairperson shall direct, a resolution or motion not submitted by the board of directors shall be considered for a vote only if presented in the manner provided in Article IX of the articles of incorporation.

                    (d)          The chairperson of the meeting may require any person who is not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

                    (e)          If disorder should arise that, in the absolute discretion of the chairperson of the meeting, would prevent the continuation of the legitimate business of the meeting, the chairperson may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

                    (f)          The chairperson of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall close upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes nor any revocations or changes to ballots, proxies, or votes may be accepted.

                    (g)          When the chairperson of the meeting has declared the polls to be closed on all matters then before a meeting, the chairperson may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairperson at or after the meeting.

                    (h)          When the chairperson of the meeting determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

                    (i)          When the chairperson of the meeting has declared a meeting to be adjourned, unless the chairperson has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

ARTICLE 3

Directors

          3.1          Number and Term of Directors. The number of directors which shall constitute the whole board of directors (the "board of directors") shall be determined from time to time by the board.

                    The directors shall be divided into three classes, each to be as nearly equal in number as possible. The term of office of directors in the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting. Directors need not be shareholders.

          3.2          Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, shall be filled in the manner provided in the articles of incorporation.

          3.3          Removal. Directors may be removed only as provided by the Act or the articles of incorporation.

          3.4          Resignation. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a later time as set forth in the notice of resignation.

          3.5          Powers. The business and affairs of the corporation shall be managed by the board of directors except as otherwise provided in the Act, in the articles of incorporation or in these bylaws.

          3.6          Location of Meetings. Regular or special meetings of the board of directors may be held either in or outside the State of Michigan.

          3.7          Organizational Meeting of Board. The first meeting of each newly elected board of directors shall be held following the annual meeting of shareholders for the purpose of electing officers and transacting any other business properly brought before it. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

          3.8          Regular Meeting of Board. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

          3.9          Special Meeting of Board. Special meetings of the board of directors may be called by the chief executive officer, or by a majority of the persons then comprising the board of directors, at any time by means of notice of the time and place thereof to each director, given not less than twenty-four hours before the time such special meeting is to be held.

          3.10          Committees of Directors. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided in these bylaws or by the Act, any such committee, to the extent provided in the resolution of the board of directors creating such committee, may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. However, no such committee shall have the power or authority to amend the corporation's articles of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, amend the bylaws of the corporation or fill vacancies in the board of directors; and, unless the resolution of the board of directors creating such committee, the articles of incorporation or these bylaws expressly provide such power or authority, no such committee shall have the power or authority to declare a distribution or dividend or to authorize the issuance of stock. Any such committee, and each member thereof, shall serve at the pleasure of the board of directors.

          3.11          Quorum and Required Vote of Board and Committees. At all meetings of the board of directors, or of a committee thereof, a majority of the members of the board of directors then in office, or a majority of the directors constituting the committee of the board of directors, constitutes a quorum for transaction of business, unless the articles of incorporation, these bylaws, or in the case of a committee, the board resolution establishing the committee, provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board of directors or of the committee unless the vote of a larger number is required by the Act, the articles of incorporation, or these bylaws, or in the case of a committee, the board resolution establishing the committee. If a quorum shall not be present at any meeting of the board of directors or a committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the adjournment at the meeting, until a quorum shall be present.

          3.12          Action by Written Consent. Action required or permitted to be taken under authorization voted at a meeting of the board of directors or a committee of the board of directors, may be taken without a meeting if, before or after the action, all members of the board of directors then in office or of the committee consent to the action in writing or by electronic transmission. The written consents shall be filed with the minutes of the proceedings of the board of directors or committee. The consent has the same effect as a vote of the board of directors or committee for all purposes.

          3.13          Compensation of Directors. The board of directors, by affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors.

          3.14          Participation in Meeting by Remote Communication. A member of the board of directors or of a committee of the board of directors may participate in a meeting by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting. A director must be permitted to participate in a meeting by means of remote communication if the director so requests.

ARTICLE 4

Notices

          4.1          Notice. Whenever any notice or communication is required to be given by mail to any director or shareholder under any provision of the Act, or of the articles of incorporation or of these bylaws, it shall be given in writing, except as otherwise provided in the Act, to such director or shareholder at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. The notice or communication shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail except where otherwise provided in the Act. Written notice may also be given in person or by a form of electronic transmission to which the shareholder or director has consented, and such notice shall be deemed to be given when the recipient receives the notice personally, or when the notice, addressed as provided above, has been delivered to the company, or to the equipment transmitting such notice. The business to be transacted at, and the purpose of, a special meeting of the board of directors shall be specified in the notice of the meeting.

          4.2          Waiver of Notice. When, under the Act, the articles of incorporation, these bylaws, or by the terms of an agreement or instrument, the corporation or the board of directors or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his or her proxy or attorney-in-fact, waives such notice or requirement in writing or by electronic transmission. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the waiver of notice of the meeting. Attendance of a person at a meeting of shareholders constitutes a waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder objects to holding the meeting or transacting business at the beginning of the meeting and a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

ARTICLE 5

Officers

          5.1          Selection. The board of directors, at its first meeting and at each meeting following the annual meeting of shareholders, shall elect or appoint a president, a secretary and a treasurer. The board of directors may also elect or appoint a chairman of the board of directors, one or more vice presidents and such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the articles of incorporation, or these bylaws to be executed, acknowledged or verified by two or more officers.

          5.2          Compensation. The salaries of all officers of the corporation shall be fixed by the board of directors.

          5.3          Term, Removal and Vacancies. Each officer of the corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer elected or appointed by the board of directors may be removed by the board of directors with or without cause at any time. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          5.4          Chief Executive Officer. The board shall designate either the chairman of the board or the president as the chief executive officer of the corporation. The designation of the chief executive officer may be changed at any meeting of the board of directors. The chief executive officer shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect. If the appointed chief executive officer is the chairman of the board, the president shall exercise all of the powers and discharge all of the duties of the chief executive officer during the chairman's absence or disability; and, if the appointed chief executive officer is the president, the chairman of the board, or the highest ranking vice president of the corporation if there is no chairman of the board then holding office, shall exercise all of the powers and discharge all of the duties of the chief executive officer during the president's absence or disability.

          5.5          Chairman of the Board of Directors. If the board of directors elects or appoints a chairman of the board, he or she shall be elected or appointed by and from among the membership of the board of directors. He or she shall preside at all meetings of the members, of the board of directors and of any executive committee. The chairman shall perform such other duties and functions as shall be assigned to him or her from time to time by the board of directors. The chairman shall be, ex officio, a member of all standing committees. Except where by law the signature of the president of the corporation is required, the chairman of the board of directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every kind and character whatsoever in the name of and on behalf of the corporation which may be authorized by the board of directors.

          5.6          President. The president shall be elected or appointed by, and from among the membership of the board of directors. During the absence or disability of the chairman of the board, or while that office is vacant, the president shall preside over all meetings of the board of directors, of the members and of any executive committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the chairman of the board. He shall be, ex officio, a member of all standing committees. The president shall, in general, perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.

          5.7          Vice Presidents. The board of directors may elect or appoint one or more vice presidents. The board of directors may designate one or more vice presidents as executive or senior vice presidents. During the absence or disability of the president, or while that office is vacant, the highest ranking vice president shall exercise all of the powers and discharge all of the duties of the president.

          5.8          Secretary. The secretary shall attend all meetings of the shareholders, and of the board of directors and of any executive committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He or she shall safely keep in his or her custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required or permitted. He or she shall give all notices required by the Act, these bylaws or resolution. He or she shall perform such other duties as may be delegated to him or her by the board of directors, any executive committee, or the chief executive officer.

          5.9          Treasurer. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he or she shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors and shall render to the president and the board of directors whenever requested an account of all of his or her transactions as treasurer and of the financial condition of the corporation. If required by the board of directors he or she shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the board of directors, conditioned upon the faithful performance of the duties of his or her office, and for restoration to the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the corporation. He or she shall perform such other duties as may be delegated to him or her by the board of directors, any executive committee, or the chief executive officer.

          5.10          Assistant Secretaries and Assistant Treasurers. The assistant secretary or assistant secretaries, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer or assistant treasurers, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer. Any assistant treasurer, if required by the board of directors, shall keep in force a bond if any as provided in section 5.9. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors, any executive committee, or the chief executive officer.

          5.11          Delegation of Authority and Duties by Board. All officers, employees and agents shall, in addition to the authority conferred, or duties imposed, on them by these bylaws, have such authority and perform such duties in the management of the corporation as may be determined by resolution of the board of directors not inconsistent with these bylaws.

ARTICLE 6

Indemnification

          6.1          Indemnification in Action by Third Party. The corporation shall indemnify any director or officer and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was an officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorney fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          6.2          Indemnification in Action by or in Right of the Corporation. The corporation shall indemnify any director or officer and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses, including attorney fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the corporation except to the extent authorized by statute.

          6.3          Expenses. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in section 6.1 or 6.2 or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify that person against actual and reasonable expenses, including attorney fees that person incurred in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section.

          6.4          Determination, Evaluation, and Authorization of Indemnification.

                    (a)          Except as otherwise provided in subsection (e) or unless ordered by a court, the corporation shall make an indemnification under section 6.1 or 6.2 only upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in section 6.1 or 6.2 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation may be made in any of the following ways:

                    (1)          By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (2)          If a quorum cannot be obtained under subsection (1) above, by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

                    (3)          By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                    (A)          By the board or its committee in the manner prescribed in subsections (1) or (2) above.

                    (B)          If a quorum of the board cannot be obtained under subsection (1) above and a committee cannot be designated under subsection (2) above, by the board.

                    (4)          By all independent directors (as that term is defined in the Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (5)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

                    (b)          In the designation of a committee under subsection (a)(2) or in the selection of independent legal counsel under subsection (a)(3)(B), all directors may participate.

                    (c)          If a person is entitled to indemnification under section 6.1, 6.2 or 6.3 for a portion of expenses, including reasonable attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                    (d)           The corporation shall authorize payment of indemnification under this section in one of the following ways:

                    (1)           By the board in one of the following ways:

                    (A)           If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

                    (B)           By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (C)           If the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

                    (D)           If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceedings, by the vote necessary for action by the board in accordance with section 523 of the Act, in which authorization all directors may participate.

                    (2)           By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

                    (e)          To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Act, the corporation shall indemnify a director for the expenses and liabilities described in this subsection without a determination that the director has met the standard of conduct set forth in sections 6.1 or 6.2, but no indemnification shall be made except to the extent authorized in Section 564c of the Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in section 6.2, indemnification under this subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, as described in section 6.1, indemnification under this subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

          6.5          Advances.

                    (a)          The corporation shall pay or reimburse the reasonable expenses incurred by a director or officer of the corporation, and may pay or reimburse the reasonable expenses incurred by any other person who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if the person furnishes the corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct, if any, required by these bylaws or the Act for indemnification under the circumstances.

                    (b)          The undertaking required by subsection (a) above must be an unlimited general obligation of the person, but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

                    (c)          An evaluation of reasonableness of expenses under this section shall be made in the manner specified in section 6.4(a) above, and an authorization shall be made in the manner specified in section 6.4(d) above.

                    (d)          A provision in the Articles of Incorporation or these bylaws, a resolution of the board or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

          6.6          Other Indemnification Agreements. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided in sections 6.1 to 6.6 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the person's heirs, executors, and administrators.

          6.7          Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have power to indemnify the person against the liability under sections 6.1 to 6.6. The corporation may purchase insurance on behalf of a director from an insurer owned by the corporation, but insurance purchased from that insurer may insure a director against monetary liability to the corporation or its shareholders only to the extent that the corporation could indemnify the director under section 6.4(e).

          6.8          Constituent Corporation. For the purposes of this Article, "corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as the person would if the person had served the resulting or surviving corporation in the same capacity.

          6.9          Enforcement. If a claim under this Article 6 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its board of directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          6.10          Definitions. For the purposes of this Article: (a) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (b) "other enterprises" shall include employee benefit plans; (c) "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which service imposes duties on, or involves services by, the director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and (d) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in manner "not opposed to the best interest of the corporation or its shareholders" as referred to in sections 6.1 and 6.2.

ARTICLE 7

Shares and Transfers

          7.1          Form. The shares of the corporation shall be represented by share certificates, except as provided in this section 7.1. The board of directors may authorize the issuance of some or all of the shares of the corporation without certificates ("book-entry shares"). Share certificates must be signed by the chairman of the board, president or a vice president and the treasurer, assistant treasurer, secretary or an assistant secretary of the corporation.

          7.2          Transfer of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney authorized by power of attorney duly executed and filed with the secretary or other designated officer of the corporation and, if the shares are not book-entry shares, on surrender of the certificate or certificates for such shares properly endorsed, and the payment of all taxes thereon. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

          7.3          Loss of Certificates. Any shareholder claiming loss or destruction of a share certificate shall make an affidavit of that fact in such form as the board of directors shall require and shall, if the board of directors so requires, give the corporation a bond of indemnity in form and amount satisfactory to the board of directors to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate.

          7.4          Registered Shareholders. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

          7.5          Transfer Agent and Registrar. The board of directors may appoint a transfer agent and a registrar in the registration of transfers of its securities.

          7.6          Regulations. The board of directors shall have power and authority to make all such rules and regulations as the board of directors shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.

ARTICLE 8

Business Combinations

          Any transaction which would result in a Business Combination (as that term is defined in the Michigan Business Corporation Act, Chapter 7A, MCL 450.1776 et. seq.) shall be subject to the approvals and requirements of Chapter 7A, including the vote required by MCL 450.1780, regardless of whether an exemption from Chapter 7A would otherwise be applicable.

ARTICLE 9

General Provisions

          9.1          Distributions in Cash or Property. The board of directors may authorize and the corporation may make distributions to its shareholders subject to restrictions contained in the articles of incorporation or the Act, unless otherwise limited by the articles of incorporation, these bylaws or the Act.

          9.2          Reserves. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board of directors in its discretion shall approve, and the board of directors shall have the power and authority to abolish any reserve created by the board of directors.

          9.3          Voting Securities. Unless otherwise directed by the board of directors, the chairman of the board of directors or president, or in the case of their absence or inability to act the highest ranking vice president, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or she or his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The board of directors by resolution from time to time may confer like power upon any other person or persons.

          9.4          Checks. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the board of directors, the chief executive officer or the treasurer shall from time to time designate for that purpose.

          9.5          Contracts, Conveyances, Etc. When the execution of any contract, conveyance or other instrument has been authorized without specification as to the executing officers, the chairman of the board of directors, president, any vice president, the secretary, or any assistant secretary may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this corporation.

          9.6          Corporate Books and Records. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors and executive committees, if any. The books, records and minutes may be kept outside this state. The corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the records.

          9.7          Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

          9.8          Seal. If the corporation has a corporate seal, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Michigan". The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.

          9.9          Amendments. The shareholders or the board of directors may amend or repeal the bylaws or adopt new bylaws.